Table of Contents

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated December 22, 2023)	Registration No. 333-272396

BEAM GLOBAL

Up to $8,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement (“ATM Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley” or the “Sales Agent”) dated April 11, 2025, pursuant to which we may, from time to time, issue and sell the shares of our common stock covered by this prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BEEM.” The last reported sale price of our common stock on Nasdaq on April 9, 2025 was $1.69 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley is not required to sell any specific number or dollar amount of shares of our common stock, but will act as sales agent using its commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. B. Riley will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds we receive from each sale of our common stock. In connection with the sale of our common stock on our behalf, B. Riley may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” beginning on page S-7 of this prospectus supplement.

As of April 9, 2025, the aggregate market value of our outstanding common equity held by our non-affiliates, or our “public float,” was approximately $40,013,438, based on 15,494,852 shares of common stock outstanding as of April 9, 2025, of which 452,206 shares were held by non-affiliates, and a per share price of $2.66 based on the closing price of such common stock on February 18, 2025 as reported on Nasdaq. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to subsequent sales made pursuant to this prospectus supplement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is April 11, 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Sales Agent has authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. We are not, and B. Riley is not, offering to sell, and seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are prohibited. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock hereby and thereby in certain jurisdictions may be restricted by law.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Note Regarding Forward-Looking Statements.”

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We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “Beam”, “the Company”, “we”, “us” and “our” in this prospectus refer to Beam Global and its subsidiaries. When we refer to “you”, we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Business Overview of Beam Global

Beam is a clean-technology innovation company headquartered in San Diego, California with factories in the U.S. in San Diego, California and Broadview, Illinois and in Europe in Belgrade and Kraljevo, Serbia. We develop, design, engineer, manufacture, and sell high-quality, renewably energized infrastructure products for electric vehicle charging, infrastructure for Smart Cities (a city that uses technology to improve the quality of life for its residents), energy security and disaster preparedness and highly energy-dense battery solutions in safe, compact and unique form-factors. Additionally, we manufacture steel structures with electronic integration such as street lighting, cell towers and energy infrastructure products as well as power electronics including invertors, charge controllers, power supplies and LED lighting. Beam’s energy storage products provide high energy density in safe, compact and bespoke form-factors, which we believe are ideal for the rapidly growing mobile and stationary equipment product market which often requires electrical energy without being connected to the electrical grid.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

Corporate Information

Our principal executive offices are located at 5660 Eastgate Drive, San Diego, CA 92121.  Our telephone number is (858) 799-4583. Our website is located at www.beemforall.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Our filings with the SEC are posted on our website at www.beemforall.com. Other than the specifically incorporated SEC filings, the information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

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The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock” on page 7 of the accompanying prospectus.

Common stock offered by us pursuant to this prospectus supplement	Shares of common stock having an aggregate offering price of up to $8,000,000. The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares.

Manner of Offering	“At the market offering” that may be made from time to time through or to, B. Riley, as sales agent or principal. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement.

Risk Factors	Your investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ Symbol	Our common stock is listed on Nasdaq under the symbol “BEEM.”

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for working capital to fund business operations and the development of new products, and for other general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds from this offering, if any, to acquire or invest in businesses with which, from time to time, we engage and explore the possibility of strategic partnering or investment.

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RISK FACTORS

Investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully all of the information included in and incorporated by reference or deemed to be incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 11, 2025, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our common stock or other securities could decline. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus and in the documents incorporated by reference herein.

Risks Related to our Common Stock and this Offering

You may experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 4,733,728 shares of our common stock are sold at an assumed offering price of $1.69 per share pursuant to this prospectus, which was the last reported sale price of our common stock on Nasdaq on April 9, 2025, for aggregate gross proceeds of $8,000,000 and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.04 per share, representing a difference between our as adjusted net tangible book value per share as of December 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” on page S-6 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering. Any future offerings may cause further dilution of any investment in the Company.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways with which you disagree.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated as of the date of this prospectus supplement. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock and our ability to raise funds in new equity offerings.

We may issue up to $8,000,000 of common stock from time to time in this offering. We are not restricted from issuing additional common stock, preferred stock or securities convertible into or exchangeable for common stock. Future sales of a substantial number of our shares of common stock or equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock, and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock. You may experience significant dilution as a result of future equity offerings.

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It is not possible to predict the actual number of shares we will sell under the ATM Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding: future events concerning our business, revenues, operating results and financial condition; and other statements containing forward-looking words, such as “believes”, “may”, “could”, “would”, “will”, “expects”, “intends”, “estimates”, “anticipates”, “plans”, “seeks”, or “continues” or the negative thereof or variations thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

Factors that might cause these differences include, but are not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by annual, quarterly and other reports and documents we file with the SEC, as well as those discussed elsewhere in this prospectus supplement. We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Sales Agreement with the Sales Agent.

We currently intend to use the net proceeds from this offering, if any, for working capital to fund business operations and the development of new products, and for other general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds from this offering, if any, to acquire or invest in businesses with whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, if any. Additionally, the amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our common stock on December 31, 2024 was approximately $22,551,661, or approximately $1.52 per share of common stock based on 14,835,630 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $8,000,000 at an assumed offering price of $1.69 per share, the last reported sale price of our common stock on Nasdaq on April 9, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2024 would have been $30,111,661, or $0.65 per share of common stock. This represents an immediate increase in the net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.04 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$1.69
Net tangible book value per share as of December 31, 2024	$1.52
Increase in net tangible book value per share attributable to new investors	$0.17
Adjusted net tangible book value per share after giving effect to this offering	$0.65
Dilution in net tangible book value per share to new investors	$1.04

The table above assumes for illustrative purposes that an aggregate of 4,733,728 shares of our common stock are sold at a price of $1.69 per share, representing the last reported sale price of our common stock on Nasdaq on April 9, 2025, for aggregate gross proceeds of $8,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.69 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8,000,000 is sold at that price, would increase our adjusted net tangible book value per share after giving effect to this offering to $1.94 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.42 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.69 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after giving effect to this offering to $1.44 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.08 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The common stock outstanding after the offering is based on approximately 15,494,852 shares of our common stock outstanding as of April 9, 2025 and the sale of 4,733,728 shares of our common stock at an assumed offering price of $1.69 per share, the last reported sale price of our common stock on Nasdaq on April 9, 2025, and excludes the following:

•	663,004 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2024;
•	200,000 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2024; and
•	178,125 shares of our common stock issuable pursuant to restricted stock units.

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PLAN OF DISTRIBUTION

We have entered into the ATM Sales Agreement with B. Riley, dated April 11, 2025, under which we may issue and sell shares of our common stock from time to time through or to B. Riley acting as sales agent or principal. The form of the ATM Sales Agreement was filed as an exhibit to our Annual Report on Form 10-K and is incorporated by reference in this prospectus supplement. See the “Where You Can Find More Information” section of this prospectus supplement. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

We may instruct B. Riley not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or B. Riley may suspend the offering of common stock upon notice and subject to other conditions. B. Riley will offer our common stock subject to the terms and conditions of the ATM Sales Agreement as agreed upon by us and B. Riley. Each time we wish to issue and sell common stock under the ATM Sales Agreement, we will notify B. Riley of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in any one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed B. Riley, unless B. Riley declines to accept the terms of the notice, B. Riley has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley under the ATM Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay B. Riley commissions for its services in acting as agent in the sale of common stock at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse B. Riley for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $85,000 in connection with entering into the ATM Sales Agreement, plus up to $7,500 per calendar quarter thereafter. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to B. Riley under the terms of the ATM Sales Agreement, will be approximately $200,000.

Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and B. Riley in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley against certain civil liabilities, including liabilities under the Securities Act.

This offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus supplement, or (ii) termination of the ATM Sales Agreement as provided therein.

B. Riley and its affiliates have in the past provided, and may in the future provide, various investment banking and other financial services for us and our affiliates, for which services they have in the past received, and may in the future receive, customary fees. In the course of its business, B. Riley may actively trade our securities for its own account or for the accounts of customers, and, accordingly, B. Riley may at any time hold long or short positions in such securities. To the extent required by Regulation M, B. Riley will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This prospectus supplement in electronic format may be made available on a website maintained by B. Riley, and B. Riley may distribute this prospectus supplement and the accompanying prospectus electronically.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, California. The Sales Agent is being represented by Morrison and Foerster LLP.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a Registration Statement that we have filed with the SEC relating to the securities to be offered under this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to us and the securities to be offered under this prospectus, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the Registration Statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s website is www.sec.gov. We maintain a website at www.beamforall.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of such documents that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 11, 2025;
•	our Current Report on Form 8-K filed with the SEC on January 24, 2025; and
•	the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-38868), filed with the SEC on April 12, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 799-4583 or by writing to us at the following address:

Beam Global
5660 Eastgate Drive
San Diego, CA 92121

Attention: Corporate Secretary

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Prospectus

BEAM GLOBAL

$150,000,000.00

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights

From time to time, we may offer up to $150,000,000.00 of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities (which will not exceed $10,000,000.00), units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, and/or rights to purchase common stock or preferred stock, in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BEEM.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. The aggregate market value of our outstanding common stock held by non-affiliates was approximately $70,430,477 based on 14,233,369 shares of outstanding common stock, of which 231,286 shares are held by affiliates, and a price of $5.03 per share, which was the last reported sale price of our common stock as quoted on NASDAQ Capital Market on December 7, 2023.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” HEREIN, IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 22, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue,” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, and/or rights to purchase common stock or preferred stock in one or more transactions and in amounts we will determine from time to time, up to a total dollar amount of $150,000,000.00 (except for debt securities which will not exceed $10,000,000.00).

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Beam” or the “Company”, refer to BEAM GLOBAL

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ABOUT BEAM GLOBAL

Beam is a clean-technology innovation company based in San Diego, California. We develop, manufacture and sell high-quality, renewably energized infrastructure products for electric vehicle charging infrastructure, energy storage, energy security, disaster preparedness and outdoor media advertising. Our Electric Vehicle (EV) charging infrastructure products are powered by locally generated renewable energy and enable vital and highly valuable services in locations where it is either too expensive, too disruptive or impossible to connect to a utility grid, or where the requirements for electrical power are so important that grid failures, like blackouts, are intolerable. We do not compete with EV charging companies; rather, we enable such companies by providing infrastructure solutions that replace the time consuming and expensive process of construction and electrical work which are usually required to install traditional grid-tied EV chargers. We also do not compete with utilities. Our products provide utilities with another tool to deliver reliable and low-cost electricity to EV chargers and, in the case of a grid failure, to first responders and others, through our integrated emergency power panels. We also provide energy storage technologies that make commodity battery cells safer, longer lasting and more energy efficient and our battery management systems (BMS) and associated packaging make batteries safe and usable in a variety of mobility, energy-security and stationary applications.

Our charging products are rapidly deployed without the need for construction or electrical work. We compete with the highly fragmented and disintegrated ecosystem of general contractors, electrical contractors, consultants, engineers, permitting specialists and others who are required to perform a traditional grid-tied EV charger installation construction and electrical project. Our clean-technology products are designed to replace a complicated, expensive, time consuming and risk prone process with an easy, low total cost of ownership, robust and reliable product.

Beam’s renewable energy infrastructure products and proprietary technology solutions target four markets that are experiencing significant growth with annual global spending in the billions of dollars.

•	electric vehicle charging infrastructure;

•	energy storage solutions;

•	energy security and disaster preparedness; and

•	outdoor media advertising.

The Company focuses on creating high-quality renewable energy products that are rapidly deployable, have diverse use cases and are attractively designed. We believe that there is a clear need for rapidly deployable and highly scalable EV charging infrastructure, and that our EV ARC™ and Solar Tree™ products fulfill that requirement. We are agnostic as to the EV charging service equipment as we do not sell EV charging, rather we sell products which enable it. Our EV ARC™ and Solar Tree™ products replace the infrastructure required to support EV chargers, not the chargers themselves. Our ability to make commodity battery cells safer, longer lived and more energy efficient is, we believe, a significant differentiator as we move to an increasingly electrified and untethered world.

We believe our chief differentiators are:

•	our patented, renewably energized products dramatically reduce the cost, time and complexity of the installation and operation of EV charging infrastructure when compared to traditional, utility grid tied alternatives;

•	our proprietary and patented energy storage solutions;

•	our first-to-market advantage with EV charging infrastructure products which are renewably energized, rapidly deployed and require no construction or electrical work on site;

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•	our products’ capability to operate during grid outages and to provide a source of EV charging and emergency power rather than becoming inoperable during times of emergency or other grid interruptions;

•	our ability to add sufficient electrical capacity to provide for the significant increase demand brought by EVs, without having to go through expensive, time consuming and risky utility grid expansion (adding power stations, transmission lines and distribution infrastructure like substations); and

•	our ability to continuously create new and patentable inventions which are marketable and a complex integration of our proprietary technology and parts, and other commonly available engineered components, which create a further barrier to entry for our competition.

With the acquisition of All Cell Technologies, LLC (“All Cell”) in March 2022, we now offer Beam AllCell™ energy storage technology with a highly flexible lithium-ion and/or lithium iron phosphate battery platform architecture. The battery design uses a proprietary phase change material which provides a low-cost thermal management solution and a unique safety mechanism to prevent propagation of thermal runaway. Our batteries are ideally suited for applications where energy density, safety and specialized enclosures require high power in small spaces. Drones, submersibles, medical and recreational products and a host of micro mobility products benefit from this technology. Beam is already using AllCell™ energy storage products in EV ARC™ products for EV charging and plans to incorporate this battery technology in our new product designs that are under development.

On October 20, 2023, Beam acquired Amiga DOO Kraljevo (“Amiga”), pursuant to a Share Sale and Purchase Agreement dated October 6, 2023 (the “Purchase Agreement”) by and among Beam and the owners of Amiga (the “Sellers”). Amiga is a business located in Serbia and engaged in the manufacture and distribution of steel structures with electronic integration, including (i) infrastructure products for public lighting; (ii) infrastructure products for mobile telephone, networks and transmission lines; (iii) infrastructure products for tram, trolleybus, and railways; (iv) infrastructure products for contact networks, masts, portals and semi-portals for road and railway signaling; (v) large steel lattice structures for specific purposes (e.g., stadiums, factories, power plants, etc.); and (vi) distribution and command electrical cabinets. Amiga has engineering, product development and manufacturing capabilities which we believe are well suited to manufacture and sell Beam’s current and future products in the European market. As a large European manufacturer of streetlights, we believe Amiga is well positioned to assist in the development of the EV-Standard™ for both the European and US markets.

Beam was formed in June 2006 as a limited liability company. Through a series of transactions and mergers, including a series of 2010 transactions where the then existing entity was acquired by an inactive publicly-held company in a transaction treated as a recapitalization of the company, the resulting entity became BEAM GLOBAL, a Nevada Corporation. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, CA 92121. Our telephone number is (858) 799-4583. Our website is located at www.beemforall.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock, shares of our preferred stock, warrants to purchase common stock or preferred stock, debt securities, units to purchase shares of common stock, preferred stock, warrants, debt securities or a combination of these securities, and rights to purchase common stock or preferred stock under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock”, “Description of Warrants”, “Description of Debt Securities”, “Description of Units” and “Description of Rights” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any;
•	conversion prices, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

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RISK FACTORS

Investing in our securities involves significant risks.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for working capital to fund business operations and the development of new products, and for other general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as funding requirements, timing and progress of research, development and commercialization efforts, and the availability and costs of other funds. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds from the sale of securities offered hereby.

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DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws of the Company. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 350,000,000 shares of common stock, $0.001 par value, of which 14,233,369 are outstanding as of December 7, 2023, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which no shares of preferred stock outstanding. Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratable in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratable such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratable in all of our remaining assets and funds.

Preferred Stock

Under the terms of our articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without shareholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;
•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying, deferring or preventing changes in our control or management.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “BEEM”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into shares of common stock.  In connection with the issuance of any debt securities which will not exceed $10,000,000.00, we do not intend to issue them pursuant to a trust indenture.  However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture.  If a trust indenture is entered into, we do not intend to register the trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption. Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000.00.  We do not intend to issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000.00. If a trust indenture is entered into, we will file the trust indenture as an exhibit on Form 8-K before making any offer of debt securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue.  The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement.  Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.  When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;
•	the total amount of the debt securities;
•	the amount or amounts of the debt securities will be issued and interest rate;
•	the conversion price at which the debt securities may be converted;
•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;
•	if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;
•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;
•	if applicable, a discussion of material United States federal income tax consideration;
•	if applicable, the terms of the payoff of the debt securities;
•	the identity of the indenture agent, if any;
•	the procedures and conditions relating to the exercise of the debt securities; and
•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

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Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in a global debt security will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer or exercise their debt securities at the indenture agent’s office, if any, or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of common stock or preferred will not have any rights of holders of common stock or preferred stock and will not be entitled to dividend payments, if any, or voting rights of the shares of common stock or preferred stock.

Conversion of Debt Securities

A debt security may entitle the holder to purchase in exchange for the extinguishment of debt an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security.  After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of common stock or preferred stock.  Each series of rights may be issued under a separate agreement to be entered into between us and a bank or trust company, as subscription agent, or in a similar capacity, all as set forth in the prospectus supplement relating to the particular issue of rights.  Such agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. We will file with the SEC any material agreements or rights certificates relating to each series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of such rights and the exercise price;
•	the designation and terms of the class or series of preferred stock, if any, purchasable upon exercise of such rights;
•	the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be transferable separately;
•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
•	any special U.S. federal income tax consequences; and
•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

The description in any accompanying prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or related agreements, if applicable, which will be filed with the SEC if we offer rights.  For more information on how you can obtain copies of any rights certificate or related material agreements if we offer rights, see “Where You Can Find More Information” in this prospectus.  We urge you to read the applicable rights certificate, the applicable material agreements, if any, and any applicable prospectus supplement in their entirety.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.beemforall.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;
•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the SEC on May 1, 2023; and
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 14, 2023, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on March 29, 2023, May 15, 2023, June 5, 2023, June 16, 2023, June 23, 2023, August 14, 2023, August 30, 2023, October 6, 2023, October 24, 2023, November 14, 2023, December 6, 2023 and December 8, 2023;
•	Our Current Report on Form 8-K/A filed with the SEC on November 9, 2023; and
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 10, 2023.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Corporate Secretary at 5660 Eastgate Drive, San Diego, CA 92121; telephone number is (858) 799-4583.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

Weintraub Tobin Chediak Coleman Grodin Law Corporation will pass upon legal matters in connection with the validity of the securities offered hereby for us.

EXPERTS

The financial statements of Beam Global as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated in this Prospectus by reference from the Beam Global Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in the Prospectus and Registration Statement in reliance on such report and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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BEAM GLOBAL

Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY SECURITIES

April 11, 2025